Exhibit 10.2

THIRD WAIVER

THIRD WAIVER (this “Waiver”), dated as of September 28, 2012, with respect to that certain Credit Agreement, dated as of January 27, 2011 (as amended, the “Credit Agreement”), by and among EMPRESA ELÉCTRICA NUEVA ESPERANZA S.R.L., as borrower (the “Borrower”), BPZ RESOURCES, INC. and BPZ EXPLORACIÓN & PRODUCCIÓN S.R.L., as guarantors (the “Guarantors” and, together with the Borrower, the “Loan Parties”), the Lenders party thereto from time to time, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Credit Agreement, and, unless otherwise specified, references to “Sections” shall be to sections of the Credit Agreement.

PRELIMINARY STATEMENTS:

The Borrower has requested, and the Lenders have agreed to provide, waivers with respect to certain provisions of the  Credit Agreement in respect of the BPZ Peru's minimum crude oil barrel production for the fiscal quarter ended September 30, 2012.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1.  Waiver. By their signature below, the Administrative Agent and each of the Lenders fully and irrevocably waive: (a) any breach, Default or Event of Default of the Credit Agreement, arising out of or as a result of the failure of BPZ Peru to meet the minimum aggregate crude oil barrel production, as such requirement is set forth in Section 7.21(d) and Annex III-D of the Credit Agreement, for the fiscal quarter ended September 30, 2012 and (b) any breach of any representation made by any Loan Party in any Loan Document arising out of or as a result of the failure of BPZ Peru to meet the minimum aggregate crude oil barrel production, as such requirement is set forth in Section 7.21(d) and Annex III-D of the Credit Agreement, for the fiscal quarter ended September 30, 2012; in each case which would, but for this waiver, constitute a breach, Default or Event of Default; provided, however, that nothing herein shall be deemed to discharge or release any Loan Party from any of its other obligations under the Credit Agreement or any other Loan Document, including compliance with Section 7.21(d) of the Credit Agreement for all fiscal quarters other than the fiscal quarter ended September 30, 2012.

SECTION 2.  Conditions of Effectiveness.  This Waiver shall become effective upon receipt by the Administrative Agent of counterparts of this Waiver executed by each of the Loan Parties, the Administrative Agent and the Lender.

SECTION 3.  Reference to and Effect on the Loan Documents.  (a) Except as expressly waived hereby, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(c)           No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Waiver and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 4.  Execution in Counterparts.  This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 5.  Governing Law.  This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Waiver to be executed as of the day and year first written above.

EMPRESA ELÉCTRICA NUEVA ESPERANZA S.R.L., as Borrower	BPZ RESOURCES INC., as Guarantor

By: /s/ Luis Rafael Zoeger Nunez	By: /s/ Richard S. Menniti
Name: Luis Rafael Zoeger Nunez	Name: Richard S. Menniti
Title: General Manager	Title: Chief Financial Officer

BPZ EXPLORACIÓN & PRODUCCIÓN S.R.L., as Guarantor

By: /s/ Luis Rafael Zoeger Nunez
Name: Luis Rafael Zoeger Nunez
Title: General Manager

[Signature Page to Third Waiver]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By: /s/ Martin Cameo	By: /s/ Martin Cameo
Name: Martin Cameo	Name: Martin Cameo
Title: Director	Title: Director

By: /s/ Andreas Schenk Caviezel	By: /s/ Andreas Schenk Caviezel
Name: Andreas Schenk Caviezel	Name: Andreas Schenk Caviezel
Title: Managing Director	Title: Managing Director

[Signature Page to Third Waiver]